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                                                                      EXHIBIT 99
PRESS RELEASE


                 AMSURG CORP. TO PRESENT AT CIBC WORLD MARKETS'
                        15TH ANNUAL HEALTHCARE CONFERENCE

                                   -------------

             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET BEGINNING TUESDAY, NOVEMBER 9TH, AT 1:30 P.M. EASTERN



NASHVILLE, Tenn. (November 2, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced that it will participate in the 15th Annual Healthcare Conference to be hosted by CIBC World Markets, November 8th through November 10th in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 1:30 p.m. Eastern on Tuesday, November 9, 2004. Ken P. McDonald, AmSurg's President and Chief Executive Officer, will be speaking at the conference.

         The live audio Webcast and replay of the presentation will be available by going to www.amsurg.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2004, AmSurg owned a majority interest in 119 centers and had 12 centers under development.


                                        Contact:
                                                Claire M. Gulmi
                                                Senior Vice President and
                                                Chief Financial Officer
                                                (615) 665-1283



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